GIBRALTAR MINES LTD.

ROYALTY AGREEMENT

SEPTEMBER 29, 2004

THIS ROYALTY AGREEMENT executed the 29TH day of September, 2004, effective as of June 15, 2004.

BETWEEN:

GIBRALTAR MINES LTD., a corporation incorporated under the laws of British Columbia (the “Resource Company”);

OF THE FIRST PART,

- and –

WILSHIRE (GP) NO. 2 CORPORATION, in its own capacity and in its capacity as general partner on behalf of all the limited partners of RED MILE RESOURCES NO. 2 LIMITED PARTNERSHIP, being a limited partnership established under the Limited Partnership Act (British Columbia) (“RLP”);

OF THE SECOND PART,

- and –

RED MILE RESOURCES INC., in its own capacity and in its capacity as general partner on behalf of all the limited partners of RED MILE RESOURCES FUND LIMITED PARTNERSHIP, being a limited partnership established under the Limited Partnership Act (Alberta) (“RMRF”);

OF THE THIRD PART.

WHEREAS Resource Company and RLP have entered into an interim participation agreement dated as of February 3, 2004 (the “Interim Participation Agreement”), related to the acquisition of a royalty interest in the production of Ore from any and all Mines now or hereafter located on the Mineral Tenures currently owned by Resource Company near Williams Lake, British Columbia, known as the Gibraltar Mine;

AND WHEREAS on June 15, 2004, Resource Company and RLP came to an agreement with respect to both the Purchase Price and the Mineral Tenures to which this royalty agreement applies;

AND WHEREAS Resource Company wishes to grant to RMRF, as the sole limited partner of RLP, an option to require Resource Company to acquire the limited partnership units of RLP owned by RMRF in certain circumstances;

AND WHEREAS Resource Company, RLP and RMRF wish to memorialize the terms of the royalty interest on the terms and conditions set out in this royalty agreement;

NOW THEREFORE in consideration of the premises and mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereto agree as follows:

1	INTERPRETATION

1.1	Definitions

In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings, respectively:

“Adjustment Amount” has the meaning set forth in Subsection 2.3(2);

“this Agreement”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this Agreement and not to any particular Article, Section, Subsection, Clause, Subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto;

“Alberta Trust” means Alberta Capital Trust Corporation, a corporation incorporated pursuant to the laws of the Province of Alberta;

“Alberta Trust Default” means a breach, that remains unremedied for ten (10) Business Days, by Alberta Trust of its payment obligation under section 8(a)(i) of the pledge, priorities and direction agreement dated September 29, 2004 among inter alia Alberta Trust and the parties hereto;

“Alberta Trust Note” has the meaning set out in Section 4.3;

“Annual Mine Plan” means the annual plan that Resource Company is required to prepare in accordance with Subsection 2.8 for all Mines located on the Mineral Tenures in any calendar year and that outlines Resource Company’s plan to mine Ore from such Mines during the following calendar year, which plan shall be in the form of the plan outlined in Schedule B, except that the Annual Mine Plan for the period from the Commencement Date of Commercial Production until December 31, 2004 is as outlined in Schedule C;

“Assets” means the Mineral Tenures listed on Schedule I, all Mines situated on the Mineral Tenures, all Production from any Mine, all accounts receivable arising from the sale of Production, and all proceeds of the foregoing;

“Basic Royalty” means the portion of the Royalty payable by Resource Company to RLP as set out in Subsection 2.3(1);

“Basic Royalty Payment” means an Interim Basic Royalty Payment or a Final Basic Royalty Payment, as the case may be;

“Basic Royalty Rate” is the number of dollars per pound of copper for each Royalty Period as set forth in Schedule A:

“Basic Royalty Report” has the meaning set out in Subsection 2.6(1);

“Business Day” in any jurisdiction means a day, other than a Saturday or Sunday, on which banks in such jurisdiction are generally open for business;

“Call Option” means the call option granted to Optionee pursuant to the Call Option Agreement;

“Call Option Agreement” means the agreement among RLP, RMRF and Optionee dated the date hereof whereby RMRF granted an option to Optionee to purchase RMRF’s limited partnership units in RLP;

“CIM” means the Canadian Institute of Mines and Metallurgy;

“Closure or Shutdown” means that period of time where no Production occurs that continues for a period of 45 or more consecutive days;

“Commencement Date of Commercial Production” means the first day, after the Effective Date, where Concentrate or processed Ore from a Mine at an average of 60% of its rated processing capacity over a 30 day period has been shipped, but no period of time during which Ore or Concentrate is shipped from the Mine for testing purposes, and no period of time during which milling operations are undertaken as initial commissioning and start-up, will be taken into account in determining the date of Commencement of Commercial Production;

“Concentrate” means the valuable fraction of the Ore left after worthless material has been removed in processing;

“Consultant” means Watts, Griffis and McOuat Limited or such other consultant as may be proposed by Resource Company and acceptable to RLP acting reasonably;

“Effective Date” means June 15, 2004;

“Eighth Royalty Period” means that period of time commencing on January 1, 2011 and ending on December 31, 2011;

“Eleventh Royalty Period” means that period of time commencing on January 1, 2014 and ending on December 31, 2014;

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demand letters, claims, liens, notices of non-compliance or violation, investigations conducted in the context of an administrative, regulatory or judicial proceeding or proceedings relating in any way to any Environmental Laws or any permit or authorization issued under any Environmental Laws, including without limitation: (a) any and all such claims by any Governmental Authority or enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Laws; and (b) any and all such claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from any Environmentally Regulated Material arising from alleged injury or threat of injury to health, safety or the environment;

“Environmental Laws” means all applicable Canadian federal, provincial, territorial, municipal and local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum, petroleum products and other substances of environmental concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum products and other substances of environmental concern, reclamation and rehabilitation;

“Environmentally Regulated Material” means any pollutant, contaminant, waste, hazardous waste or material or dangerous waste or material or dangerous good as defined by any applicable Environmental Laws or any substance that when released to the natural environment may cause, at some indeterminate future time, material harm or degradation to the natural environment or material risk to human health, and, without restricting the generality of the whole of the foregoing, (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of the “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants” or “pollutants”, or words of similar import, under any applicable Environmental Laws; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority which could give rise to any Environmental Claims;

“Event of Default” has the meaning set out in Section 4.4;

“Fair Market Value” means the fair market value of the limited partnership units of RLP owned by RMRF determined in accordance with Section 3.2;

“Fifth Royalty Period” means that period of time commencing on January 1, 2008 and ending on December 31, 2008;

“Final Basic Royalty Payment” in respect of a Royalty Period has the meaning set out in Subsection 2.6(6);

“Final Basic Royalty Payment Date” in respect of a Royalty Period has the meaning set out in Subsection 2.6(6);

“First Royalty Period” means that period of time commencing on the day after the Commencement Date of Commercial Production and ending on December 31, 2004;

“Fourth Royalty Period” means that period of time commencing on January 1, 2007 and ending on December 31, 2007;

“General Partner of RLP” means Wilshire (GP) No. 2 Corporation and its successors and assigns as provided for in the RLP Limited Partnership Agreement;

“General Partner of RMRF” means Red Mile Resources Inc. and its successors and assigns as provided for in the RMRF Limited Partnership Agreement;

“Government Levies” means any amount paid or payable by virtue of an obligation imposed by statute, ordinance or regulation or a contractual obligation substituted for such an obligation (and whether such statute, ordinance or regulation or contract is in force at the date hereof or comes into force during the term hereof) to any Governmental Authority as a royalty, tax, rent or fee, environmental levy or as an amount, however described, that may reasonably be regarded as being in lieu of any such amount, and that may reasonably be regarded as being in relation to the amount or value of production or processing of minerals from a mineral resource in Canada;

“Governmental Authority” means any: (i) multinational, federal, provincial, territorial, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) any subdivision or authority of any of the foregoing; or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above;

“Insolvency Legislation” means any legislation in any jurisdiction relating to bankruptcy, insolvency, liquidation, winding-up, reorganization, arrangement or relief of debtors or the adjustment or composition of debt, including without limitation the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) and the Winding-Up and Restructuring Act (Canada);

“Interim Basic Royalty Payment” in respect of a Royalty Period has the meaning set out in Subsection 2.6(3);

“Interim Basic Royalty Report” in respect of a Royalty Period has the meaning set out in Subsection 2.6(3);

“Limited Partner of RMRF” means a subscriber of units of RMRF;

“Mill” means the facility for the crushing, sorting, concentrating or other processing of extracted minerals to produce upgraded ore, concentrate, ore or similar products short of the refining stage;

“Mine” means all mineral deposits, shafts, adits, infrastructures, roads, tailings, waste piles, mill, buildings or other workings and related operations currently on or to be developed and operated on the Mineral Tenures;

“Mineral Tenures” means the mining claims, mineral claims, leases, concessions or other forms of mineral tenure described in Schedule I attached hereto and includes any extension of time or renewal thereof and any permits, licenses or other interests in minerals or rights to occupy, use, exploit, operate or extract minerals therefrom;

“Net Profits” has the meaning set out in Schedule L attached hereto;

“Net Profits Interest” or “NPI” means the net profits interest described in Schedule L attached hereto;

“Ninth Royalty Period” means that period of time commencing on January 1, 2012 and ending on December 31, 2012;

“Optionee” means 688888 B.C. Ltd., a corporation incorporated pursuant to the laws of British Columbia;

“Option Period Notice” has the meaning set out in Subsection 2.6(2);

“Ore” means naturally occurring material from which valuable minerals can be recovered whether resources or reserves as defined in National Instrument 43-101 constituting the Mine;

“Partner” means the General Partner of RMRF, the General Partner of RLP, RMRF as the limited partner of RLP and the limited partners of RMRF;

“Payout Amount” means, on any Payout Amount Calculation Date, the amount by which the Purchase Price plus a notional amount of interest that would have been earned thereon from the Purchase Price Payment Date to such Payout Amount Calculation Date at a rate of six per cent (6%) per annum exceeds the sum of (i) the aggregate of all amounts, each of which is a Basic Royalty Payment, and (ii) a notional amount of interest that would have been earned thereon from each respective Royalty Payment Date on the assumption that the Interim Basic Royalty Payment and the Final Basic Royalty Payment in respect of a Royalty Period were paid on the Royalty Payment Date to that Royalty Calculation Date at a rate of six per cent (6%) per annum;

“Payout Amount Calculation Date” means the 31st day of December of each year subsequent to the Commencement of Commercial Production;

“Payout Notice” has the meaning set out in Subsection 2.6(2);

“Permitted Encumbrances” means the liens, mortgages, pledges, charges, royalties or other encumbrances or interests in or relating to the Assets as set out in Schedule J;

“Person” means a natural person, partnership, limited liability partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Authority, and pronouns have a similarly extended meaning;

“Production” means the extraction of Ore from any Mine after the Commencement Date of Commercial Production of the Mine and includes direct shipping of Ore for processing;

“Production Results” means, with respect to Production in any Royalty Period, the pounds of copper, in any form, derived from Concentrate extracted from the Ore in the Mine;

“Purchase Price” means the purchase price of the Royalty, being $67,357,000;

“Purchase Price Payment Date” means September 29, 2004 or such other date or dates as the parties may agree;

“Put Completion Date” has the meaning set out in Subsection 3.1(3);

“Put Notice” has the meaning set out in Subsection 3.1(3);

“Put Option” has the meaning set out Subsection 3.1(1);

“Put Purchase Price” has the meaning set out in Subsection 3.1(5);

“Reconciled Basic Royalty Report” has the meaning set out in Subsection 2.6(5);

“RLP Limited Partnership Agreement” means the agreement dated September 29, 2004 between the General Partner of RLP and the limited partner of RLP;

“RMRF Limited Partnership Agreement” means the agreement dated June 1, 2004 between the General Partner of RMRF and 1111066 Alberta Ltd. as the initial limited partner to form RMRF;

“Royalty” means the Basic Royalty and the NPI;

“Royalty Calculation Date” means the 15th day of each month subsequent to the Commencement of Commercial Production;

“Royalty Payment Date” means February 15th in each calendar year commencing in February, 2005;

“Royalty Period” means any of the First to Twelfth Royalty Periods;

“Royalty Period Discrepancy” has the meaning set out in Subsection 2.6(6);

“Royalty Records” has the meaning set out in Subsection 2.7(1);

“Second Royalty Period” means the period of time commencing on January 1, 2005 and ending on December 31, 2005;

“Seventh Royalty Period” means that period of time commencing on January 1, 2010 and ending on December 31, 2010;

“Sixth Royalty Period” means that period of time commencing on January 1, 2009 and ending on December 31, 2009;

“Tax Act” means the Income Tax Act (Canada) as amended from time to time;

“Tenth Royalty Period” means the period of time commencing on January 1, 2013 and ending on December 31, 2013;

“Third Royalty Period” means that period of time commencing on January 1, 2006 and ending on December 31, 2006;

“Twelfth Royalty Period” means the period of time commencing on January 1, 2015 and continuing until the Basic Royalty terminates in accordance with Section 2.4;

“Valuation Report” means a report on the future value of the Royalty as contemplated in Subsection 3.2(2) .

1.2	Gender and Number

Unless herein otherwise expressly provided or unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders. If any defined term herein is defined as a plural term, the use of such term as a defined term in the singular shall have a corresponding meaning, and vice-versa.

1.3	Interpretation Not Affected by Headings, Etc.

The division of this Agreement into Articles and Sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4	Day Not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day in the jurisdiction relevant to the action to be taken, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day in such jurisdiction.

1.5	Applicable Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, and the federal laws of Canada applicable therein, and Resource Company,

RMRF and RLP each hereby irrevocably attorn to the jurisdiction of the courts of the Province of British Columbia.

1.6	Inclusive Terms and Statements

The word “including”, when following any general term or statement, is not to be construed as limiting the general term or statement to the specific items or matters thereafter set forth or to similar items or matters, but rather as referring to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement.

1.7	Currency

Unless otherwise specifically stated, a reference herein to currency is a reference to Canadian currency.

1.8	Schedules

The following Schedules attached hereto form part of this Agreement:

Schedule A	-	Basic Royalty Rates per Royalty Period

Schedule B	-	Form of Annual Mine Plan

Schedule C	-	Annual Mine Plan for the period from the Commencement Date of Commercial Production until December 31, 2004

Schedule D	-	Form of Basic Royalty Report under Subsection 2.6(1) of the Agreement

Schedule E	-	Payout Notice under Subsection 2.6(2) of the Agreement

Schedule F	-	Form of Option Period Notice

Schedule G	-	Form of Interim Royalty Payment Report under Subsection 2.6(3) of this Agreement

Schedule H	-	Form of Reconciled Royalty Report under Subsection 2.6(5) of this Agreement

Schedule I	-	Description of Mineral Tenures

Schedule J	-	Permitted Encumbrances

Schedule K	-	Valmin guidelines of CIM

Schedule L	-	Definition and Calculation of NPI

2	ROYALTY

2.1	Confirmation of Grant of Royalty

Except as otherwise permitted hereunder, Resource Company hereby grants to RLP an undivided proportionate interest in and right to the minerals derived from any Mine and any Production therefrom to the extent of the Royalty payable hereunder. The Royalty shall be calculated and paid as provided herein. For the avoidance of doubt, RLP’s entitlement to the Royalty shall commence on the Effective Date, but the Production Results shall only begin to accumulate from the Commencement Date of Commercial Production.

2.2	Purchase Price, Interest and Entitlement

The parties confirm that the Purchase Price for the Royalty is $67,357,000 and that the Purchase Price shall bear interest, from the Effective Date until the Purchase Price Payment Date at the rate of twelve per cent (12%) per annum (the “Purchase Price Interest”). The Purchase Price, together with the Purchase Price Interest, shall be paid by RLP on the Purchase Price Payment Date.

2.3	Royalty

1.	Basic Royalty - Subject to the application of Subsections 2.3(2), Resource Company shall pay to RLP for each Royalty Period an amount (the “Basic Royalty”) which shall be computed as follows:

Basic Royalty = A x B

where

	A.	is the Basic Royalty Rate in effect for such Royalty Period; and

	B.	is Production Results for such Royalty Period;

NPI - In addition to the Basic Royalty, Resource Company shall pay annually the percentage of Net Profits as set forth in Schedule L hereof in the manner set out in this Agreement commencing on January 1, 2011 up to and including December 31, 2014.

2.
Where in any Royalty Period, there is a Closure or Shutdown of the Mine, the Basic Royalty Rate for the next subsequent Royalty Period will be increased for all purposes of this Agreement by an amount (the “Adjustment Amount”) which shall be computed as follows:

Adjustment Amount = A x (B / C)

where

	A.	is the applicable Basic Royalty Rate in effect for the Royalty Period in which the Closure or Shutdown took place;

B.
is the actual number of days in the calendar year of the applicable Royalty Period where the Closure or Shutdown of the Mine occurred, and for the purposes of this calculation includes all days used in determining whether a Closure of Shutdown has occurred, and

	C.	is the number of calendar days in that year.

Such adjustment is to be made on the first day of the subsequent Royalty Period.

3.	The Basic Royalty shall continue to be paid until terminated in accordance with Section 2.4.

2.4	Termination

The Basic Royalty shall terminate on the later of:

	(a)	the date which is five years after the last Production from any Mine situate on the Mineral Tenures; and

	(b)	December 31, 2014.

2.5	Taxes

Resource Company shall be responsible for payment of all Government Levies on Production (including Production subject to the Royalty) and no deduction shall be made from the Basic Royalty Payments or the NPI on account of such Government Levies. Resource Company shall not be liable for any income tax imposed on the Partners of RLP with respect to the receipt by RLP of the Royalty Payments or any transaction in respect of the Royalty. Subject to section 6.3, Resource Company shall, at its own expense, provide to RLP such information as may be reasonably necessary from time to time, on a timely basis, in respect of the Royalty in connection with the filing of income tax returns or the preparation of financial statements or information returns under the Tax Act or under similar provincial legislation.

2.6	Calculation of Royalty

1.
On each Royalty Calculation Date, Resource Company shall estimate the Basic Royalty relating to the immediately preceding calendar month and shall provide a report in the form of Schedule D (the “Basic Royalty Report”) to RLP. For greater certainty, no amount shall be due and owing by Resource Company on a Royalty Calculation Date (other than where a Royalty Calculation Date falls on a Royalty Payment Date) and the only purpose of completing the calculation contemplated by this Subsection 2.6(1) is to advise RLP of the Basic Royalty which it has earned in the previous calendar month.

2.
On or before the Payout Amount Calculation Date in each calendar year, RLP shall provide a notice, in the form of Schedule E (the “Payout Notice”), to Resource Company, Optionee and to RMRF of the Payout Amount for that year. In the event that the Payout Amount as set forth in the Payout Notice is less than 72% of the Purchase Price, RMRF may (but shall not be obligated to) deliver to Resource Company and Optionee a written notice (the “Option Period Notice”) within five (5) days of the Payout Amount Calculation Date in the form set out in Schedule F. In the event that the Payout Amount as set forth in the Payout Notice is less than 15% of the Purchase Price, RLP must indicate on the Payout Notice that Optionee has the right to exercise its Call Option in accordance with the Call Option Agreement.

3.
Provided that RLP has delivered the Payout Notice that corresponds to the applicable Royalty Period to Resource Company and to Optionee, Resource Company shall forward a report in the form of Schedule G (the “Interim Basic Royalty Report”) to RLP on or before February 1st of each year setting out the amount and the calculations with respect to the Basic Royalty relating to the immediately preceding Royalty Period and NPI owing, if any, for such corresponding period. On each Royalty Payment Date, Resource Company shall make a payment of the Basic Royalty as set forth in the Interim Basic Royalty Report to RLP (the “Interim Basic Royalty Payment”) and a payment of NPI owing for such corresponding period in the manner described in Section 2.11. Such statement shall be certified by Resource Company's Chief Financial Officer as having been prepared, and the calculations therein made, in accordance with the terms of this Agreement and shall set out in reasonable detail the basic of such calculation. All such payments shall be subject to verification by audit, and adjustment if applicable, pursuant to this Section 2.5. For greater certainty, Resource Company shall have no obligation to make the Interim Basic Royalty Payment until and unless RLP has delivered a copy of the applicable Payout Notice.

4.
In the event that the Optionee exercises the Call Option on or after October 1, 2014, Resource Company shall make an Interim Basic Royalty Payment on or before the Call Completion Date (as defined in the Call Option Agreement) to RLP in respect of the Basic Royalty to which RLP is entitled for the portion of the Royalty Period ending on the date that the Call Option is exercised. For the purposes of this Subsection, the Interim Basic Royalty Report for this Interim Basic Royalty Payment shall be delivered on or before December 1, 2014.

5.
Not later than 140 days after each Royalty Period, Resource Company will forward to RLP a statement in the form of Schedule H, (the “Reconciled Basic Royalty Report”) from Resource Company's Chief Financial Officer based on Resource Company’s most recently completed financial statements setting out the calculation of the Basic Royalty for that Royalty Period as well as the Production Results for that Royalty Period. Such statement shall set out in reasonable detail the basis of the calculation of the Basic Royalty and reconciliation with the Interim Basic Royalty Payments paid in accordance with Subsection 2.6(3). Such statement shall be certified by Resource Company's Chief Financial Officer as having been prepared, and the calculations therein made, in accordance with the terms of this Agreement.

6.
If a Reconciled Basic Royalty Report discloses any discrepancy between the Basic Royalty calculated therein for the Royalty Period and the Interim Basic Royalty Payment paid in respect of such Royalty Period (the “Royalty Period Discrepancy”), Resource Company shall pay on a day (the “Final Basic Royalty Payment Date”) no later than 150 days after each Royalty Period to RLP the amount of any such discrepancy which is in RLP's favour (the “Final Basic Royalty Payment”) in respect of the Royalty Period.

Resource Company shall concurrently pay to RLP interest on the discrepancy calculated from the date such payment should have been made to RLP as part of an Interim Basic Royalty Payment to the date of payment. The rate of interest shall be 6% per annum.

7.
If the Royalty Period Discrepancy for a Royalty Period is in Resource Company's favour, Resource Company shall be entitled to reduce the following Interim Royalty Payment by the amount of the discrepancy, without any interest adjustment.

2.7	Royalty Records and Audits

1.
Resource Company will at all times maintain complete and accurate books, records and accounts in accordance with generally accepted accounting principles and consistent with good management accounting practice relating to operations at any Mine, the Production Results and the calculation and payment of the Royalty (collectively the “Royalty Records”). RLP or its authorized representative may from time to time, upon reasonable notice to Resource Company and during business hours, inspect, review and copy any of the Royalty Records and supporting materials. RLP may, at its expense, appoint an auditor to review and audit the Royalty Records to verify the calculation of the Royalty or any other matter relating to its interests as holder of the Royalty. Resource Company shall fully cooperate with any such review or audit and shall provide such auditor full access to all of the Royalty Records and all applicable records.

2.
If any such audit determines that an amount which is the subject of the audit and which should have been paid by Resource Company to RLP pursuant to this Agreement in respect of the period under audit exceeds the amount actually paid prior to such audit in respect of such period, RLP shall so notify Resource Company and if the difference has not been resolved to their mutual satisfaction within 30 days after such notice, RLP or Resource Company may refer the matter to arbitration pursuant to Section 6.3 hereof.

3.
If the arbitrator determines that the Basic Royalty Payment or the NPI which should have been paid hereunder exceeded the Basic Royalty Payment or the NPI actually paid, Resource Company shall immediately pay the amount of such discrepancy to RLP, together with interest on such discrepancy from the date such amount should have been paid to the date of payment, at the rate of six percent (6%) per annum plus an amount equal to 10% of the discrepancy. In addition, if the discrepancy exceeds the Basic Royalty Payment or the NPI actually paid, Resource Company shall also reimburse RLP for the costs of such audit within 30 days of the determination of the discrepancy by the auditor. Any amount paid on account of a Basic Royalty pursuant to this Subsection 2.7(3) shall be deemed to be a Final Basic Royalty Payment for the purposes of this Agreement.

2.8	Annual Mine Plan and Reserve and Resource Reports

1.	Prior to December 15 of each calendar year, Resource Company shall prepare and provide to RLP an Annual Mine Plan.

2.
In addition, Resource Company shall provide to RLP, if and as available, an updated report on the Ore reserves and resources as defined in Canadian Institute of Mining and Metallurgy Standards as adopted in National Instrument 43-101 and other mineralization relating to the Mines and Mineral Tenures as at the end of each Royalty Period, if applicable, prepared by management of Resource Company. Such report shall set out management's reasonable estimate of such Ore reserves and other mineralization made in accordance with good industry practice and a reconciliation and explanation of the reserve estimates and other mineralization contained in such report with those reported as at the end of the previous Royalty Period.

2.9	Confidential Information

All information furnished to or obtained by RLP pursuant to this Agreement concerning Resource Company, including information to be provided to RLP under Sections 2.6, 2.7 and 2.8 shall, subject to any law or legal proceeding requiring disclosure, be held in confidence and shall not be photocopied or provided to any other person by RLP, unless and until it has been publicly disclosed or is otherwise in the public domain at the time of such disclosure or use (otherwise than as a result of a breach of this provision by RLP); provided, however that RLP shall not in any way be restricted in the use of such information in order to enforce compliance with the terms and conditions of this Agreement or to protect or preserve its rights hereunder or the rights of any of the Partners and may provide information to its consultants, agents and advisors on a need-to-know basis provided that such information is kept confidential.

2.10	Limitation of Obligations

For greater certainty, this Agreement does not constitute a loan by RLP to Resource Company and nothing in this Agreement shall be construed as creating a liability on Resource Company to repay the Purchase Price of the Royalty paid by RLP pursuant to Section 2.2. The only payment obligation that Resource Company has is to pay the Royalty contemplated by this Article 2.

2.11	Payment and Notices

All payments to be made to RLP and all documents to be delivered to RLP shall be made or delivered to the General Partner of RLP or as the General Partner of RLP shall otherwise direct.

2.12	Security

Resource Company agrees to provide security for its obligations to pay the Basic Royalty in a form satisfactory to the parties.

3	PUT OPTION FOR UNITS OF RLP

3.1	Put Option

1.
Resource Company hereby grants to RMRF the right (the “Put Option”) to require Resource Company to purchase all, but not less than all, of RLP’s limited partnership units owned by RMRF in accordance with the terms and conditions contained herein.

2.
The Put Option may be exercised by RMRF by providing written notice to Resource Company of its intention to exercise the Put Option on or after the earlier of November 1, 2014 or the occurrence of any of the following events (provided that Optionee has not previously exercised its Call Option pursuant to, and in compliance with, the Call Option Agreement):

	a)	15 days have elapsed from the date that RMRF delivered an Option Period Notice to Resource Company and to Optionee; or

	b)	Resource Company commits an Event of Default.

3.
Any written notice of the exercise by RMRF of the Put Option (the “Put Notice”) shall state the Business Day on which RMRF will complete the purchase (the “Put Completion Date”). Subject to Subsection 3.1(4), the Put Completion Date shall be not less than 10 days and not more than 30 days following the date of the Put Notice.

4.
In the event that RMRF exercises the Put Option in accordance with Clause 3.1(2)(a), it may only do so during the 10-day period immediately following the period described in Clause 3.1(2)(a). In the event that RMRF exercises the Put Option after November 1, 2014, the Put Completion Date shall be December 10, 2014.

5.
The purchase price in respect of the Put Option (the “Put Purchase Price”) will be equal to the Fair Market Value of the limited partnership units of RLP on the last day of the month prior to the month in which the Put Completion Date occurs. Resource Company shall purchase the interest of RMRF in RLP on the Put Completion Date by paying to RMRF the Put Purchase Price.

6.
In the event that the Put Option is exercised on or after November 1, 2014, Resource Company shall make an Interim Basic Royalty Payment to RLP in respect of the Basic Royalty to which RLP is entitled for the portion of Royalty Period ending on the date of the Put Notice and shall pay directly to RMRF any Final Basic Royalty Payment in respect of such Royalty Period for the purposes of this Section, the Interim Basic Royalty Report for this Interim Basic Royalty Payment shall be delivered on or before December 1, 2014. For greater certainty, RMRF will have all the rights and obligations to question subsequently and challenge the amount of such Royalty Payment that RLP would have had had Resource Company not purchased RMRF’s interest in RLP and to be paid (or to refund) any amount by which the Basic Royalty for such Royalty Period ultimately determined exceeds (or is less than) the Royalty Payment for such Royalty Period.

Notwithstanding the completion of the Put Option, Resource Company shall also provide the Reconciled Basic Royalty Report as required by Subsection 2.6(5) hereof for such Basic Royalty Payment and in the event that the Reconciled Basic Royalty Report discloses any Royalty Period Discrepancy, the Put Purchase Price shall be increased by such amount which shall be paid in accordance with Subsection 2.6(6) hereof.

7.
For greater certainty, it is understood that Resource Company is not purchasing, or paying for, and RMRF is not selling, or receiving, any amount in respect of RLP’s interest in the NPI and that RLP has the right to distribute to RMRF the NPI prior to the Put Completion Date.

3.2	Valuation Report and Fair Market Value

1.
For the purposes of Subsection 3.1(5), Fair Market Value shall mean the value determined by RMRF and Resource Company to be the highest price available in an open and unrestricted market between informed, prudent arm's length parties under no compulsion to act having regard for the fact that Resource Company is not buying, and RLP is not selling, RLP’s interest in the NPI.

2.
In the event that RMRF and Resource Company are not able to agree as to the Fair Market Value of RMRF’s limited partnership units in RLP, the parties shall procure a valuation report (the “Valuation Report”) by the Put Completion Date. Each of RMRF and Resource Company shall pay one-half of the cost of the Valuation Report.

3.
The Valuation Report shall be prepared by the Consultant in accordance with the Valmin guidelines of CIM (a copy of which is attached hereto as Schedule K), whose experience and reputation in the Canadian mining industry generally and in particular whose experience in the valuation of properties and royalties the parties hereto expressly recognize. The Valuation Report shall indicate that it is based on information as of a date not more than 30 days prior to the date on which the Valuation Report is delivered to RLP in accordance with Sections 3.1 and 3.2. Resource Company shall make available to the Consultant all information within its possession or control which the Consultant considers relevant in preparing the Valuation Report. The Valuation Report shall set out any material assumptions on which the Consultant is relying and shall contain the Consultant's confirmation that in its view all such assumptions are reasonable in the circumstances in determining the Fair Market Value of RMRF’s limited partnership interest in RLP, and similar to the methodology used in evaluating the Basic Royalty as at the date hereof. The Valuation Report shall set out a dollar amount which in the Consultant's opinion is the Fair Market Value of RMRF’s limited partnership interest in RLP as at the date of the Put Notice, which amount shall be deemed to be the Fair Market Value.

3.3	Payment and Notices

All payments to be made to RMRF and all documents to be delivered to RMRF shall be made or delivered to the General Partner of RMRF or as the General Partner of RMRF shall otherwise direct.

3.4	Security

Resource Company agrees to provide security for its obligations to pay the Put Purchase Price, as applicable, in a form satisfactory to the parties.

4	REPRESENTATIONS, WARRANTIES, COVENANTS AND EVENTS OF DEFAULT OF RESOURCE COMPANY

4.1	Representations and Warranties

Resource Company represents and warrants to RLP and RMRF that:

(a)
Resource Company is a corporation duly incorporated and validly existing under the laws of British Columbia and is duly qualified and holds all necessary licenses, permits and authorizations to carry on business in all jurisdictions where it currently carries on business, including the business of owning and operating any Mines on the Mineral Tenure;

(b)
this Agreement has been duly authorized, executed and delivered by Resource Company, no approval or authorization by its shareholders is required in connection therewith and this Agreement is a legally binding obligation of Resource Company enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, and other laws generally affecting the enforceability of creditors rights and subject to equitable remedies such as injunction and specific performance being available only in the discretion of the court;

(c)
the execution, delivery and performance by Resource Company of this Agreement does not: (i) contravene Resource Company's articles or by- laws or any resolution of the board of directors or shareholders of Resource Company; (ii) violate any provision of any law, regulation, ordinance, rule, order, writ, judgement, injunction decree, determination or award applicable to Resource Company or any of its property; (iii) result in a breach of or constitute a default under or require the consent of or notice to any third party pursuant to any indenture, agreement, lease or instrument to which Resource Company is a party or by which it is bound (except for any required consents or notices which Resource Company has given or obtained); or (iv) result in, or require, the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of Resource Company's property except as contemplated by this Agreement;

(d)
no authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance of this Agreement by Resource Company;

(e)
Resource Company is the sole recorded and beneficial holder of the Assets; the Assets are not subject to any mortgage, pledge, lien, security interest or other charge or encumbrance other than those Permitted Encumbrances appearing in Schedule J hereof and except for the Royalty hereby granted as contemplated by this Agreement;

(f)
the Mine, the Mill and all operations thereat comply in all material respects with all applicable laws, ordinances, rules, regulations, orders, directions and policies of all Governmental Authorities having jurisdiction including all applicable laws, ordinances, rules, regulations, orders, directions and policies relating to environmental, reclamation and workplace health and safety matters;

(g)
Resource Company holds all material agreements, permits, licenses and authorizations which are necessary to own and operate the Mine and the Mill, all of which are in good standing and it is not in breach of any of the material provisions, terms or conditions thereof and is not aware of any fact, circumstance or event which could result in any such material agreement, permit, license or authorization being revoked or cancelled or not renewed upon substantially the same terms upon expiry;

(h)
there is no adverse claim or challenge against or to the ownership of or title to the Assets nor is there any basis therefor and there are no outstanding agreements, options or other rights to acquire or purchase any Assets or any interest therein; and except for the Royalty, no person other than Resource Company has any royalty or other interest whatsoever in the minerals or Production therefrom except as set out in the list of Permitted Encumbrances attached hereto as Schedule J;

(i)
there is no pending or, to the knowledge of Resource Company, threatened action or proceeding affecting Resource Company or any of the Assets or any interest therein, before any court, government agency or arbitrator which may have a materially adverse effect on the Assets or the financial condition or operations of Resource Company generally; and

(j)
Resource Company has remitted to all appropriate Governmental Authorities having jurisdiction all payments which if not paid when due could result in the creation of a lien, encumbrances, deemed trust or any other claim against any of its properties.

The foregoing representations and warranties shall survive and continue for the benefit of RLP, RMRF and the limited partners of RMRF throughout the term of this Agreement.

4.2	General Covenants

1.	Resource Company covenants with RLP and RMRF that so long as the Resource Company is required to make payment on account of the Royalty it will:

(a)
do or cause to be done all things necessary to preserve and maintain in full force and effect its corporate existence and rights in its jurisdiction of incorporation, and in each other jurisdiction in which such qualification is necessary or desirable in view of its business and operations or ownership of property;

(b)
furnish or cause to be furnished to RLP or RMRF, as the case may be, such information relating to the Assets, the calculation of the Royalty, Production Results and the operation of the Mine and the Mill as RLP or RMRF may reasonably require;

	(c)	punctually pay the Royalty to RLP or RMRF, as the case may be, when due;

	(d)	operate, or cause the operation of the Mine and the Mill in all material respects in accordance with good mining practice (provided that the foregoing shall not require the Resource Company to operate the Mine or the Mill in the event it would not be economical to do so), sell all Production upon the extraction and milling thereof and maintain all necessary permits as required under applicable mining legislation to operate the Mine;

(e)
comply in all material respects with all applicable laws, ordinances, regulations, rules, orders and policies, including Environmental Laws, ensure that there will not be any release, discharge or emission of any Environmentally Regulated Material from or on the Mineral Tenures in violation or which may reasonably be anticipated to result in the violation of any applicable Environmental Laws or which poses a threat or nuisance to safety, health or the environment, and provide a certificate from an officer of Resource Company that there are no environmental liabilities;

(f)
carry, with respect to the Assets and all operations and activities at the Mine and the Mill, such public liability and property damage insurance with responsible and reputable insurance companies and in such amounts and against all such hazards as are customarily insured against by prudent owners and operators in the mining industry (other than those who self insure) in owning and/or operating similar properties and to use the proceeds of such insurance to repair or replace any damage insured against;

(g)	maintain and preserve the Assets in good working order and condition, ordinary wear and tear excepted;

(h)
pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments, Government Levies or governmental charges imposed upon it or upon its income, profits or property, and (ii) all lawful claims for labour, materials and supplies which, if unpaid, might by law become a lien upon its property; provided, however that Resource Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings if Resource Company shall have set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principles;

(i)
promptly and duly execute and deliver to RLP or RMRF, as the case may be, such documents and assurances and take such further action as RLP or RMRF may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Agreement and the documents delivered pursuant hereto and to establish and protect the rights and remedies created or intended to be created in favour of RLP or RMRF; and

(j) promptly and diligently perform and carry out all of the acts or things to be done by it as provided in this Agreement.

2.	Resource Company shall, as necessary, comply with all applicable securities regulatory requirements in connection with the issue of the Royalty hereunder.

4.3	Negative Covenants

Resource Company covenants with RLP and RMRF that so long as Resource Company is required to make payments on account of the Royalty, Resource Company will not: (a) create or permit, or allow to be created, a security interest, pledge, lien or other encumbrance in the promissory note to be issued by Alberta Trust on December 15, 2004 (“Alberta Trust Note”), unless otherwise contemplated in the pledge, priorities and direction agreement to be entered into as of the date hereof by Alberta Trust and the parties hereto or (b) sell or dispose of its Mineral Tenures, or any interest in such property, except as follows: (i) Resource Company may sell interests in any Mine or Mineral Tenures or to any purchaser provided that the purchaser assumes the obligations of Resource Company hereunder and under all documents related to the transactions contemplated hereby in proportion to the interest being purchased; (ii) Resource Company may enter into an operating agreement, joint ventures, earn-ins or similar arrangements with third parties in respect of any Mine or Mineral Tenures, provided that, except with respect to the joint venture agreement dated September 28, 2004 among Resource Company, Taseko Mines Limited and Ledcor Mining Ltd. and the services agreement dated October 31, 2001 among Resource Company, Taseko Mines Limited and Procorp Services Limited Partnership, the third party acknowledges in a notice to RLP and RMRF that its interest is subordinate to the Royalty; and (iii) Resource Company may, with the prior written consent of RLP (the consent of RLP is not required with respect to an operating credit facility or a credit facility for long term debts related to capital expenditures), which shall not be unreasonably withheld, grant any further security on any Mine or Mineral Tenures or any part thereof ranking in priority to the Royalty for the purposes of obtaining, securing and maintaining any financing which, in the opinion of Resource Company acting reasonably, may be necessary to commence, to continue or to increase Production or to prevent any defaults under this Agreement, and RLP and RMRF hereby expressly agrees to subordinate the Royalty and the security to any security granted for such financing; provided that Resource Company shall not grant any security on the Alberta Trust Note or the proceeds thereof.

4.4	Event of Default

Each of the following events constitute an Event of Default under this Agreement:

(a)
Resource Company fails to make a Basic Royalty payment for any reason, other than as a result of an Alberta Trust Default, or fails to make an NPI payment when such payments becomes due and such failure remains unremedied for a period of 10 Business Days, unless such Alberta Trust Default was caused by an action or inaction of the Resource Company;

(b)	Resource Company is unable to, or admits in writing its inability to, pay its debts generally as they become due, after a 30 day notice period is provided to Resource Company;

(c)
Resource Company ceases to carry on business for three consecutive years following the Commencement Date of Commercial Production due to an inability to comply with industry standards or as a result of the cancellation or suspension of any mine permits;

(d)
Resource Company makes a general assignment for the benefit of creditors; or any proceeding or filing is instituted or made by Resource Company seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts under any Insolvency Legislation or seeking appointment of a receiver, trustee, liquidator, custodian or other similar official for it or for any of the Assets; or if Resource Company takes any corporate action to authorize any of the actions set forth in this paragraph;

(e)
any proceeding or filing is instituted or made against Resource Company seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts under any Insolvency Legislation, or seeking appointment of a receiver, trustee, custodian or other similar official for it or any of the Assets, unless the same is being contested actively and diligently in good faith by appropriate and timely proceedings and is dismissed, vacated or permanently stayed within 30 days of institution;

(f)
a receiver, liquidator, trustee, or other person or officer with like powers shall be appointed either by private appointment or by order of a court of competent jurisdiction with respect to, or an encumbrancer shall take possession of, all or any portion of any of the Assets of the Resource Company;

(g)
any execution, sequestration or similar process of any court shall become enforceable against Resource Company, or if a distress or any analogous process shall be levied against any of the Assets; and the aggregate amount claimed pursuant to all such executions or other processes which are not being actively and diligently contested in good faith or in which the creditors are not being effectively restrained from enforcing such executions or other processes exceeds $250,000; or

(h)	any event occurs which would require Resource Company to give the notice contemplated by Section 4.5 (whether or not such notice is given)

4.5	Notice of Insolvency Proceedings

If Resource Company intends to take the benefit of any Insolvency Legislation, including without limitation making an assignment for the general benefit of creditors, making a proposal or filing a notice of intention to make a proposal under the Bankruptcy and Insolvency Act (Canada) or bringing proceedings under the Companies Creditors Arrangement Act (Canada), Resource Company covenants and agrees to provide RLP and RMRF with ten Business Days' prior written notice before any of the aforementioned proceedings are commenced. As soon as possible prior to the commencement of any such proceedings, Resource Company shall provide to RLP and RMRF copies of all relevant filing materials, including, without limitation, copies of draft court orders, plans of compromise, proposals and notices of intention. During this notice period RLP and RMRF may, in their sole discretion, elect to exercise any and all rights and remedies as set out in this Agreement in addition to any other rights or remedies it may have hereunder.

4.6	Indemnification

The Resource Company indemnifies and holds harmless RLP, the General Partner of RLP, RMRF and the General Partner of the RMRF (the “Indemnified Parties”) from and against all actions, liabilities, claims losses, fines, penalties and expenses (“Claims”) incurred by any Indemnified Party relating to a breach or default by Resource Company under this Agreement.

5	REPRESENTATIONS AND COVENANTS OF RLP, RMRF AND GENERAL PARTNERS OF RLP AND RMRF

5.1	Representations of RLP and General Partner of RLP

RLP and General Partner of RLP hereby represent and warrant to Resource Company that:

(a)
RLP has been established under the laws of the Province of British Columbia and is duly qualified to carry on its business and to own the Royalty and the General Partner of RLP has been incorporated pursuant to the laws of the Province of British Columbia and has full corporate right, power and authority to enter into this agreement and perform its obligations as General Partner of RLP;

(b)	the execution, delivery and performance by RLP of this Agreement does not:

	(i)	contravene the RLP Limited Partnership Agreement; or

	(ii)	violate any provision of any law, regulation, ordinance, rule, order, writ, judgement, injunction decree, determination or award applicable to RLP or any of its property;

(c)
no authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance of this Agreement by RLP;

(d)
this Agreement has been duly executed and delivered by RLP and constitutes a legally binding obligation of RLP enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws generally affecting the enforceability of creditors rights (other than those pertaining to fraudulent assignments and preferences) and subject to equitable remedies such as injunction and specific performance being available only in the discretion of the court;

(e)	RMRF is the sole limited partner of RLP and no other limited partners will be admitted without the prior written consent of Resource Company, such consent not to be unreasonably withheld; and

(f)	each of the General Partner of RLP and RMRF, is a resident of Canada for purposes of the Tax Act.

The foregoing representations and warranties shall survive and continue for the benefit of Resource Company throughout the term of this Agreement.

5.2	Covenants of RLP and General Partner of RLP

RLP and the General Partner of RLP each covenants with Resource Company that:

(a)
so long as the Royalty remains outstanding it will promptly and duly execute and deliver to Resource Company, at the request and expense of Resource Company, such documents and take such further action as Resource Company may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Agreement and the documents delivered pursuant hereto; and

(b)
in the event that RMRF exercises its Put Option pursuant to Subsection 3.1(1) hereof, RLP shall pay or discharge, prior to the Put Completion Date, all liabilities, provided however that RLP shall not be required to pay or discharge any such liability so long as its validity or quantum is contested in good faith by appropriate proceedings, and a reserve has been established in its books and records in accordance with generally accepted accounting principles in an amount satisfactory to the Resource Company in its sole discretion, acting reasonably.

5.3	Representations of RMRF and General Partner of RMRF

RMRF and General Partner of RMRF hereby represent and warrant to Resource Company that:

(a)
RMRF has been established under the laws of Alberta and is duly qualified to carry on its business and to own the limited partnership units of RLP and General Partner of RMRF has been incorporated pursuant to the laws of the Province of Alberta and has full corporate right, power and authority to enter into this agreement and perform its obligation as General Partner of RMRF;

(b)	the execution, delivery and performance by RMRF of this Agreement does not

	(i)	contravene the RMRF Limited Partnership Agreement;

	(ii)	violate any provision of any law, regulation, ordinance, rule, order, writ, judgement, injunction decree, determination or award applicable to RMRF or any of its property;

(c)
no authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance of this Agreement by RMRF;

(d)
this Agreement has been duly executed and delivered by RMRF and constitutes a legally binding obligation of RMRF enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws generally affecting the enforceability of creditors rights (other than those pertaining to fraudulent assignments and preferences) and subject to equitable remedies such as injunction and specific performance being available only in the discretion of the court; and

(e)	each of the limited partner of RMRF and the General Partner of RMRF is a resident of Canada for purposes of the Tax Act.

The foregoing representations and warranties shall survive and continue for the benefit of Resource Company throughout the term of this Agreement.

5.4	Covenants of RMRF and General Partner of RMRF

The RMRF and the General Partner of the RMRF each covenants with Resource Company that so long as RMRF is holding the limited partnership units of RLP, it will promptly and duly execute and deliver to Resource Company, at the request and expense of Resource Company, such documents and take such further action as Resource Company may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Agreement and the documents delivered pursuant hereto and it shall not create or permit, or allow to be created a security interest, pledge, lien or other encumbrance on the limited partnership units which it holds in RLP without the prior written consent of Resource Company.

6	MISCELLANEOUS

6.1	Term

This Agreement shall continue in full force and effect until the later of the time at which (a) the Basic Royalty is terminated in accordance with Section 2.4, or (b) the NPI is no longer payable provided that at such time all amounts, if any, payable in respect of the Call Purchase Price (as defined in the Call Option Agreement) or Put Purchase Price have been paid, set off or otherwise satisfied and, provided that the indemnity in Section 4.6 shall survive such termination for the benefit of RLP, Partners and former Partners.

6.2	Notices

Any notice, direction or other instrument required or permitted to be given under this Agreement by or to any of the parties hereto shall be in writing and may be given by delivering or mailing same by registered mail or sending by facsimile or other telecommunication device or other similar form of communication to the following addresses:

Resource Company:	Gibraltar Mines Ltd
1020 - 800 W Pender St.
Vancouver, British Columbia
V6C 2V6

	Attention:	President
	Fax:	(604) 681-2741

With a copy to:	Lang Michener LLP
1500 Royal Centre
P.O. Box 11117
1055 West Georgia Street
Vancouver, British Columbia
V6E 4N7

	Attention:	Bernard J. Zinkhofer
	Fax:	(604) 893-2395

RLP	Red Mile Resources No. 2 Limited Partnership
c/o Wilshire (GP) No. 2 Corporation
Suite 920 – 1040 West Georgia Street
Vancouver, British Columbia
V6E 4H1

	Attention:	Robert C. Strother
	Fax:	(604) 669-9485

And:	Attention:	Michael Simonetta
	Fax:	(416) 920-1947

With a copy to:	Heenan Blaikie LLP
P.O. Box 185
Suite 2600, 200 Bay Street,
South Tower, Royal Bank Plaza
Toronto, Ontario
M5J 2J4

	Attention:	Norman Bacal
	Fax:	(416) 360 8425

RMRF	Red Mile Resources Fund Limited Partnership
c/o Red Mile Resources Inc.
Suite 620 – 1001 13th Avenue S.W.,
Calgary, Alberta
T2R 0L5

	Attention:	President
	Fax:	(604) 669-9485

Any notice, direction or instrument aforesaid shall:

(a)	if delivered, be deemed to have been given or made at the time of delivery;

(b)	if sent by facsimile or other telecommunication device or other similar form of communication, be deemed to have been given or made on the day following the Business Day on which it was sent.

Any party may give written notice of change of address in the same manner, in which event such notice or communication shall thereafter be given to it as above provided at such changed address.

6.3	Arbitration

In the event of any dispute between the parties as to any matter under this Agreement, other than the establishment of the Fair Market Value hereunder which shall be determined in accordance with Section 3.3 on the basis of the Valuation Report (which shall be conclusive and binding on the parties in the absence of manifest error), such dispute shall be settled by arbitration as hereinafter provided. Any such matter or matters may be submitted by either party to arbitration by a single arbitrator. Except as specifically provided in this Section, the arbitration shall be governed by the Commercial Arbitration Act, R.S.B.C. 1996, c. 55 as it may be amended from time to time (in this Section 6.3, the “Act”) and for that purpose the provisions of this Section shall be deemed to be a submission to arbitration within the meaning of that Act or any amendment or successor thereto. The party desiring arbitration shall so notify the other party and such notice shall set out the names of three proposed arbitrators all of whom shall be independent of the proposing party and experienced with matters similar to the matter in dispute. The other party shall within 7 days after receiving such notice select one of the proposed arbitrators to act as the arbitrator and shall within such 7 day period so notify the party proposing the arbitration. If such notice is not given by the other party by the end of such 7 day period then the party desiring arbitration may apply to a Judge of the Supreme Court of British Columbia for the appointment of a single arbitrator as contemplated by the Act. The arbitrator shall fix the time and place (which, unless the parties otherwise agree, shall be within the City of Vancouver and shall commence not later than 10 Business Days following the arbitrator's appointment) for hearing such evidence and representations as the parties may present and may determine any matters of procedure for the arbitration not specified herein. The parties shall present to the arbitrator and the arbitrator shall conclusively determine all outstanding issues between the parties with respect to the aforesaid matters. The arbitrator shall deliver his decision in writing to the parties within 30 days following the hearing of all evidence and representations. The decision of the arbitrator shall be final and binding on the parties and the parties shall, within 10 days following delivery of the arbitrator’s decision, give effect to that decision by implementing its terms in accordance with the provisions of this Agreement. The costs of the arbitration (including the remuneration of the arbitrator, the parties’ costs of legal and other professional representation in preparing for and attending at the arbitration, the costs of expert witnesses or Consultants, etc.) shall be borne by the parties thereto as may be specified in the decision.

6.4	Assignment and Enurement

This Agreement shall not be assignable by Resource Company without the prior written consent of RLP. RLP may not assign the Royalty except that, where Optionee exercises the Call Option or RMRF exercises the Put Option, RLP may assign its interest in the NPI to RMRF prior to the purchase by Resource Company from RMRF of RLP. RMRF may not assign its interest in RLP without the prior written consent of Resource Company. This Agreement shall enure to the benefit of and shall be binding upon Resource Company and its successors and assigns and upon RLP and the heirs, executors, successors and assigns of each Partner, as the case may be.

6.5	No Partnership

The parties do not hereby intend to create, and this Agreement shall not be construed as creating, a partnership or to render parties liable as partners.

6.6	No Waiver

No failure on the part of Resource Company or RLP in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy, preclude any other or further exercise thereof or the exercise of any other right or remedy of law or in equity or otherwise. Except as otherwise expressly provided herein, no waiver of any provision of this Agreement, including this Section, shall be effective otherwise than by an instrument in writing executed by duly authorized representatives of the party making such waiver.

6.7	Further Assurances

The parties hereto shall, at the expense of Resource Company, execute and deliver such further and other assurances, deeds, acts and conveyances as may be necessary to properly carry out the intention of this Agreement and the transactions contemplated hereby.

6.8	Severability

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

6.9	Amendment

This Agreement may only be amended by agreement in writing duly executed by Resource Company, RMRF and RLP.

6.10	Counterparts

This Agreement may be extended in several counterparts, each of the counterparts shall be deemed to be an original and together shall consolidate one and the same thereof.

6.11	Time of the Essence

Time shall be the essence of this Agreement.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

GIBRALTAR MINES LTD.

By:
By:

WILSHIRE (GP) NO. 2 CORPORATION, in its own capacity and in its capacity as general partner on behalf of all the limited partners of RED MILE RESOURCES NO. 2 LIMITED PARTNERSHIP

By:

RED MILE RESOURCES INC., in its own capacity and in its capacity as general partner on behalf of all the limited partners of RED MILE RESOURCES FUND LIMITED PARTNERSHIP

By:

Schedule A

BASIC ROYALTY RATES PER ROYALTY PERIOD

To the Royalty Agreement
Executed September 29, 2004, effective June 15, 2004 among
Gibraltor Mines Ltd., Red Mile Resources Fund Limited Partnership
and Red Mile Resources No. 2 Limited Partnership (the “Royalty Agreement”)

Unless otherwise defined in this Schedule, all capitalized terms used herein, shall have the meanings ascribed to them in the Royalty Agreement.

$ 0.0100000 for the First Royalty Period after Commencement of Commercial Production
$ 0.0617473 for the Second Royalty Period
$ 0.0604072 for the Third Royalty Period
$ 0.0538028 for the Fourth Royalty Period
$ 0.0573150 for the Fifth Royalty Period
$ 0.0686045 for the Sixth Royalty Period
$ 0.0800711 for the Seventh Royalty Period
$ 0.1013504 for the Eighth Royalty Period
$ 0.1232185 for the Ninth Royalty Period
$ 0.1381625 for the Tenth Royalty Period
$ 0.1397788 for the Eleventh Royalty Period
$ 0.1397788 for the Twelfth Royalty Period

Schedule B

FORM OF ANNUAL MINE PLAN

To the Royalty Agreement
Executed September 29, 2004, effective June 15, 2004 among
Gibraltor Mines Ltd., Red Mile Resources Fund Limited Partnership
and Red Mile Resources No. 2 Limited Partnership

[please provide draft]

Schedule C

ANNUAL MINE PLAN FOR THE PERIOD FROM THE COMMENCEMENT DATE OF
COMMERCIAL PRODUCTION UNTIL DECEMBER 31, 2004

To the Royalty Agreement
Executed September 29, 2004, effective June 15, 2004 among
Gibraltor Mines Ltd., Red Mile Resources Fund Limited Partnership
and Red Mile Resources No. 2 Limited Partnership

[please provide draft]

Schedule D

FORM OF BASIC ROYALTY REPORT UNDER SUBSECTION 2.6(1)

To the Royalty Agreement
Executed September 29, 2004, effective June 15, 2004 among
Gibraltor Mines Ltd., Red Mile Resources Fund Limited Partnership
and Red Mile Resources No. 2 Limited Partnership (the “Royalty Agreement”)

Re:	Basic Royalty Report
under Subsection 2.6(1) of the Royalty Agreement

Unless otherwise defined in this Schedule, all capitalized terms used herein, shall have the meanings ascribed to them in the Royalty Agreement.

We hereby estimate that the Basic Royalty entitlement of RLP as of __[month] 15th, 20__ the Royalty Calculation Date for the monthly period ending on _____________________(“Month”) is $[_________] ________________________, calculated as set out below:

Royalty Calculation Date:
Month:
Basic Royalty Rate in effect for the Royalty Period	(A)
Production Results:	(B)
Estimated Basic Royalty: [A x B]

Schedule E

FORM OF PAYOUT NOTICE UNDER SUBSECTION 2.6(2)

To the Royalty Agreement
Executed September 29, 2004, effective June 15, 2004 among
Gibraltor Mines Ltd., Red Mile Resources Fund Limited Partnership
and Red Mile Resources No. 2 Limited Partnership (the “Royalty Agreement”)

Re:	Payout Notice
under Subsection 2.6(2) of the Royalty Agreement

Unless otherwise defined in this Schedule, all capitalized terms used herein, shall have the meanings ascribed to them in the Royalty Agreement.

We hereby confirm that as of December 31, 20___, the Payout Amount is $[_________] ________________, calculated as set out below:

Payout Amount Calculation Date:
Purchase Price:
Payout Amount:

Is Payout Amount < 72% of the Purchase Price?	☐	☐
	Yes*	No
* If yes, is RMRF concurrently delivering an Option Period Notice?
	☐	☐
	Yes	No

Is Payout Amount < 15% of the Purchase Price?	☐	☐
	Yes**	No

** If yes, then RLP hereby notifies Optionee that Optionee has the right to exercise its Call Option in accordance with Subsection 2.1(3)(a) of the Call Option Agreement.

Schedule F

FORM OF OPTION PERIOD NOTICE

To the Royalty Agreement
Executed September 29, 2004, effective June 15, 2004 among
Gibraltor Mines Ltd., Red Mile Resources Fund Limited Partnership
and Red Mile Resources No. 2 Limited Partnership (the “Royalty Agreement”)

Re:	Option Period Notice
under Subsection 2.6(2) of the Royalty Agreement

Unless otherwise defined in this Schedule, all capitalized terms used herein, shall have the meanings ascribed to them in the Royalty Agreement.

Pursuant to the Payout Notice delivered to Resource Company, Optionee and RMRF in accordance with section 2.6(2) of the Royalty Agreement whereby RLP advised Resource Company, Optionee and RMRF that the Payout Amount is less than 72% of the Purchase Price, RMRF hereby provides Resource Company and Optionee with this notice. Optionee has the right to exercise its Call Option in accordance with Subsection 2.1(3)(d) of the Call Option Agreement within 20 days of receipt of this Option Period Notice.

In the event that Optionee does not exercise the Call Option within 20 days of receipt of this Option Period Notice, RMRF shall have the right to exercise its Put Option under the Royalty Agreement.

RED MILE RESOURCES INC., in its capacity as general partner on behalf of all of the partners of
RED MILE RESOURCES FUND LIMITED PARTNERSHIP

By:
Authorized Signing Officer

Schedule G

FORM OF INTERIM ROYALTY PAYMENT REPORT UNDER SUBSECTION 2.6(3)

To the Royalty Agreement
Executed September 29, 2004, effective June 15, 2004 among
Gibraltor Mines Ltd., Red Mile Resources Fund Limited Partnership
and Red Mile Resources No. 2 Limited Partnership (the “Royalty Agreement”)

Re:	Interim Royalty Payment
under Subsection 2.6(3) of the Royalty Agreement

Unless otherwise defined in this Schedule, all capitalized terms used herein, shall have the meanings ascribed to them in the Royalty Agreement.

We hereby confirm that for the Royalty Period commencing on _____________________and terminating on _________________________________, RLP is entitled to an Interim Royalty Payment of $[_________] _______________________ calculated as set out below:

Royalty Period:
Basic Royalty Rate applicable to Royalty Period	(A)
Production Results for the Royalty Period:	(B)
Interim Basic Royalty Payable to RLP: [(A x B)]	(C)
NPI:	(D)
Total Amount Owing [C + D]:

Schedule H

FORM OF CERTIFIED RECONCILED ROYALTY REPORT UNDER SUBSECTION 2.6(4)

To the Royalty Agreement
Executed September 29, 2004, effective June 15, 2004 among
Gibraltor Mines Ltd., Red Mile Resources Fund Limited Partnership
and Red Mile Resources No. 2 Limited Partnership (the “Royalty Agreement”)

Re:	Reconciled Royalty Report
under Section 2.6(4) of the Royalty Agreement

Unless otherwise defined in this Schedule, all capitalized terms used herein, shall have the meanings ascribed to them in the Royalty Agreement.

We hereby confirm that for the Royalty Period commencing on __________________and terminating on ________________, RLP is entitled to a Final Royalty Payment of $[___________] _____________________________calculated as set out below in respect of the deficient Interim Royalty Payment:

Royalty Period:
Basic Royalty Rate applicable to Royalty Period:	(A)
Production Resluts:	(B)
Final Basic Royalty Payable for the Royalty Period: [A x B]	(C)
Interim Basic Royalty Paid for the Royalty Period	(D)
Unpaid Basic Royalty Payment for the Royalty Period: [C - D]	(E)
Interest on Unpaid Basic Royalty at • %:	(F)
NPI	(G)
NPI Paid for the Royalty Period	(H)
Unpaid NPI for the Royalty Period: [G – H]	(I)
Interest on Unpaid NPI at • %:	(J)
Final Basic Royalty and NPI Payment and Interest
Total Amount Owing: (E + F + I + J)	$[•]

Schedule I

DESCRIPTION OF MINERAL TENURES

To the Royalty Agreement
Executed September 29, 2004, effective June 15, 2004 among
Gibraltor Mines Ltd., Red Mile Resources Fund Limited Partnership
and Red Mile Resources No. 2 Limited Partnership

Gibraltar Mine - Leases and Claims				27-Jul-04
Mineral Claims and Leases located in Cariboo Mining Division, British

OWNER	CLAIM NAME	TENURE	UNITS	EXPIRY DATE

Fee Simple Claims
Gibraltar	Lot 3728
Number of Fee Simple titles held: 1 (comprising units).
Leased Claims
Gibraltar	L 4143	207515	29	11-Oct-04
Gibraltar	L 4142	207516	73	11-Oct-04
Gibraltar	L 4147	207517	153	11-Oct-04
Gibraltar	L 4148	207518	34	11-Oct-04
Gibraltar	L 4149	207519	21	11-Oct-04
Gibraltar	L 4150	207520	38	11-Oct-04
Gibraltar	L 4146	306737	9	11-Oct-04
Gibraltar	L 4136	207511	65	23-Oct-04
Gibraltar	L 4138	207513	59	23-Oct-04
Gibraltar	L 4139	207514	114	23-Oct-04
Gibraltar	L 4137	207512	109	11-Jun-05
Gibraltar	L 12991	352646	61	25-Jun-05
Gibraltar	L 3596	207491	117	26-Jul-05
Gibraltar	L 3597	207492	36	26-Jul-05
Gibraltar	L 3598	207493	83	26-Jul-05
Gibraltar	L 3599	207494	58	26-Jul-05
Gibraltar	L 3600	207495	70	26-Jul-05
Gibraltar	L 3601	207496	67	26-Jul-05
Gibraltar	L 3602	207497	74	26-Jul-05
Gibraltar	L 3603	207498	144	26-Jul-05
Gibraltar	L 3604	207499	96	26-Jul-05
Gibraltar	L 3705	207500	13	26-Jul-05
Gibraltar	L 3706	207501	17	26-Jul-05
Gibraltar	L 3707	207502	4	26-Jul-05
Gibraltar	L 3708	207503	120	26-Jul-05
Gibraltar	L 3709	207504	1	26-Jul-05
Gibraltar	L 3710	207505	29	26-Jul-05
Gibraltar	L 3711	207506	173	26-Jul-05
Gibraltar	L 3712	207507	1	26-Jul-05
Gibraltar	L 3713	207508	37	26-Jul-05
Number of Leased titles held: 30 (comprising 1905 units).

Mineral Claims
Gibraltar	TK 5	406338	20	19-Oct-04
Gibraltar	GL 1	401834	12	22-Apr-05
Gibraltar	TML 1	403938	1	24-Jul-05
Gibraltar	TML 2	403939	1	24-Jul-05
Gibraltar	TML 3	403940	1	24-Jul-05
Gibraltar	TML 4	403941	1	24-Jul-05
Gibraltar	TML 5	403942	1	24-Jul-05
Gibraltar	TML 6	403943	1	24-Jul-05
Gibraltar	ZIP #1	203987	1	15-Feb-11
Gibraltar	HY 1	204104	4	15-Feb-11
Gibraltar	HY 4	204105	6	15-Feb-11
Gibraltar	HY 6	204106	4	15-Feb-11
Gibraltar	HY 7	204107	3	15-Feb-11
Gibraltar	TIM 1	204115	2	15-Feb-11
Gibraltar	COLE 1	204116	9	15-Feb-11
Gibraltar	GEOFF 1	204159	9	15-Feb-11

Gibraltar Mine - Leases and Claims				27-Jul-04
Mineral Claims and Leases located in Cariboo Mining Division, British

OWNER	CLAIM NAME	TENURE	UNITS	EXPIRY DATE

Gibraltar	DOUG I	204160	3	15-Feb-11
Gibraltar	RYAN I	204161	1	15-Feb-11
Gibraltar	AARON I	204162	1	15-Feb-11
Gibraltar	BARB I	204217	12	15-Feb-11
Gibraltar	BRENT I	204218	6	15-Feb-11
Gibraltar	JANIS I	204219	3	15-Feb-11
Gibraltar	HY 8	204300	3	15-Feb-11
Gibraltar	HY 9	204301	2	15-Feb-11
Gibraltar	HY 10	204302	12	15-Feb-11
Gibraltar	HY 11	204303	9	15-Feb-11
Gibraltar	HY 12	204304	14	15-Feb-11
Gibraltar	HY 13	204305	6	15-Feb-11
Gibraltar	HY 14	204306	7	15-Feb-11
Gibraltar	HY 15	204307	6	15-Feb-11
Gibraltar	HY 16	204308	4	15-Feb-11
Gibraltar	HY 17	204309	2	15-Feb-11
Gibraltar	HY 5	204316	10	15-Feb-11
Gibraltar	HY 3	204317	9	15-Feb-11
Gibraltar	HY 18	204378	1	15-Feb-11
Gibraltar	HY 19	204443	2	15-Feb-11
Gibraltar	HY 20	204444	2	15-Feb-11
Gibraltar	KATE I	204516	12	15-Feb-11
Gibraltar	WD I	204517	6	15-Feb-11
Gibraltar	BRUCE I	204518	12	15-Feb-11
Gibraltar	PAUL I	204519	12	15-Feb-11
Gibraltar	ZE 3	204539	20	15-Feb-11
Gibraltar	HY 22	204914	2	15-Feb-11
Gibraltar	ZE 7	204975	2	15-Feb-11
Gibraltar	GUY #1	205678	18	15-Feb-11
Gibraltar	TK 1	207143	2	15-Feb-11
Gibraltar	TK 2	207144	2	15-Feb-11
Gibraltar	TK 3	207198	4	15-Feb-11
Gibraltar	TK 4 FR	207199	1	15-Feb-11
Gibraltar	GM 29	207610	1	15-Feb-11
Gibraltar	GM 30	207611	1	15-Feb-11
Gibraltar	GM 31	207612	1	15-Feb-11
Gibraltar	GM 32	207613	1	15-Feb-11
Gibraltar	GM 33	207614	1	15-Feb-11
Gibraltar	GM 34	207615	1	15-Feb-11
Gibraltar	GM 35	207616	1	15-Feb-11
Gibraltar	GM 36	207617	1	15-Feb-11
Gibraltar	GM 37	207618	1	15-Feb-11
Gibraltar	GM 38	207619	1	15-Feb-11
Gibraltar	GM 39	207620	1	15-Feb-11
Gibraltar	GM 40	207621	1	15-Feb-11

Gibraltar	GM 49	207622	1	15-Feb-11
Gibraltar	GM 50	207623	1	15-Feb-11
Gibraltar	GM 51	207624	1	15-Feb-11
Gibraltar	GM 52	207625	1	15-Feb-11
Gibraltar	GM 59	207626	1	15-Feb-11
Gibraltar	GM 60	207627	1	15-Feb-11
Gibraltar	GM 61	207628	1	15-Feb-11
Gibraltar	GM 62	207629	1	15-Feb-11
Gibraltar	GM 63	207630	1	15-Feb-11

Gibraltar Mine - Leases and Claims				27-Jul-04
Mineral Claims and Leases located in Cariboo Mining Division, British

OWNER	CLAIM NAME	TENURE	UNITS	EXPIRY DATE

Gibraltar	GM 65	207632	1	15-Feb-11
Gibraltar	GM 66	207633	1	15-Feb-11
Gibraltar	GM 67	207634	1	15-Feb-11
Gibraltar	GM 68	207635	1	15-Feb-11
Gibraltar	GM 69	207636	1	15-Feb-11
Gibraltar	GM 70	207637	1	15-Feb-11
Gibraltar	GM 71	207638	1	15-Feb-11
Gibraltar	GM 72	207639	1	15-Feb-11
Gibraltar	GM 73	207640	1	15-Feb-11
Gibraltar	GM 83	207642	1	15-Feb-11
Gibraltar	GM 85	207643	1	15-Feb-11
Gibraltar	JAN NO. 5	207644	1	15-Feb-11
Gibraltar	JAN NO. 6	207645	1	15-Feb-11
Gibraltar	AL #1	207646	1	15-Feb-11
Gibraltar	AL #2	207647	1	15-Feb-11
Gibraltar	AL #3	207648	1	15-Feb-11
Gibraltar	AL #4	207649	1	15-Feb-11
Gibraltar	AL #5	207650	1	15-Feb-11
Gibraltar	AL #6	207651	1	15-Feb-11
Gibraltar	AL #7	207652	1	15-Feb-11
Gibraltar	AL #8	207653	1	15-Feb-11
Gibraltar	AL #9	207654	1	15-Feb-11
Gibraltar	AL #10	207655	1	15-Feb-11
Gibraltar	AL #11	207656	1	15-Feb-11
Gibraltar	AL #12	207657	1	15-Feb-11
Gibraltar	SUMMIT NO.7	207658	1	15-Feb-11
Gibraltar	SUMMIT NO.8	207659	1	15-Feb-11
Gibraltar	GM 103	207660	1	15-Feb-11
Gibraltar	GM 104	207661	1	15-Feb-11
Gibraltar	GM 105	207662	1	15-Feb-11
Gibraltar	EV #9	207682	1	15-Feb-11
Gibraltar	EV #10	207683	1	15-Feb-11
Gibraltar	EV #11	207684	1	15-Feb-11
Gibraltar	EV #12	207685	1	15-Feb-11
Gibraltar	EV #13	207686	1	15-Feb-11
Gibraltar	EV #14	207687	1	15-Feb-11
Gibraltar	EV #15	207692	1	15-Feb-11
Gibraltar	EV #16	207693	1	15-Feb-11
Gibraltar	EV #17	207694	1	15-Feb-11
Gibraltar	EV #18	207695	1	15-Feb-11
Gibraltar	EV #19	207696	1	15-Feb-11
Gibraltar	EV #20	207697	1	15-Feb-11
Gibraltar	BUD #5	207698	1	15-Feb-11
Gibraltar	BUD #6	207699	1	15-Feb-11
Gibraltar	IT NO. 1	207700	1	15-Feb-11

Gibraltar	IT NO. 4	207701	1	15-Feb-11
Gibraltar	IT NO. 5	207702	1	15-Feb-11
Gibraltar	IT NO. 6	207703	1	15-Feb-11
Gibraltar	IT NO. 8	207704	1	15-Feb-11
Gibraltar	VAL NO.1	207705	1	15-Feb-11
Gibraltar	VAL NO.2	207706	1	15-Feb-11
Gibraltar	VAL NO.3	207707	1	15-Feb-11
Gibraltar	VAL NO.4	207708	1	15-Feb-11
Gibraltar	VAL NO.5	207709	1	15-Feb-11

Gibraltar Mine - Leases and Claims				27-Jul-04
Mineral Claims and Leases located in Cariboo Mining Division, British

OWNER	CLAIM NAME	TENURE	UNITS	EXPIRY DATE

Gibraltar	VAL NO.6	207710	1	15-Feb-11
Gibraltar	VAL NO.7	207711	1	15-Feb-11
Gibraltar	VAL NO.8	207712	1	15-Feb-11
Gibraltar	VAL NO.9	207713	1	15-Feb-11
Gibraltar	VAL NO.10	207714	1	15-Feb-11
Gibraltar	VAL NO.11	207715	1	15-Feb-11
Gibraltar	VAL NO.12	207716	1	15-Feb-11
Gibraltar	VAL NO.14	207717	1	15-Feb-11
Gibraltar	VAL NO.19	207718	1	15-Feb-11
Gibraltar	VAL NO.20	207719	1	15-Feb-11
Gibraltar	VAL NO.21	207720	1	15-Feb-11
Gibraltar	VAL NO.22	207721	1	15-Feb-11
Gibraltar	VAL NO.27	207722	1	15-Feb-11
Gibraltar	FFE #13	207723	1	15-Feb-11
Gibraltar	FFE #14	207724	1	15-Feb-11
Gibraltar	FFE #15	207725	1	15-Feb-11
Gibraltar	FFE #16	207726	1	15-Feb-11
Gibraltar	FFE #17	207727	1	15-Feb-11
Gibraltar	FFE #19	207728	1	15-Feb-11
Gibraltar	BUD 7	207729	1	15-Feb-11
Gibraltar	BUD 8	207730	1	15-Feb-11
Gibraltar	EV 21	207731	1	15-Feb-11
Gibraltar	EV 22	207732	1	15-Feb-11
Gibraltar	HD #5	207733	1	15-Feb-11
Gibraltar	HD #6	207734	1	15-Feb-11
Gibraltar	HD #7	207735	1	15-Feb-11
Gibraltar	HD #8	207736	1	15-Feb-11
Gibraltar	HD #20	207737	1	15-Feb-11
Gibraltar	GM 48	207748	1	15-Feb-11
Gibraltar	PINE TREE #1	207749	1	15-Feb-11
Gibraltar	PINE TREE #2	207750	1	15-Feb-11
Gibraltar	FLO #2 FR.	207751	1	15-Feb-11
Gibraltar	FLO #3 FR.	207752	1	15-Feb-11
Gibraltar	FLO #4 FR.	207753	1	15-Feb-11
Gibraltar	PINE TREE #3	207754	1	15-Feb-11
Gibraltar	PINE TREE #4	207755	1	15-Feb-11
Gibraltar	PINE TREE #5	207756	1	15-Feb-11
Gibraltar	PINE TREE #6	207757	1	15-Feb-11
Gibraltar	CAROL #4 FR	207758	1	15-Feb-11
Gibraltar	CAROL #6 FR	207759	1	15-Feb-11
Gibraltar	CAROL #7 FR	207760	1	15-Feb-11
Gibraltar	H.A. #1	207763	1	15-Feb-11
Gibraltar	H.A. #2	207764	1	15-Feb-11
Gibraltar	H.A. #3	207765	1	15-Feb-11
Gibraltar	H.A. #4	207766	1	15-Feb-11

Gibraltar	HAS 2	207767	1	15-Feb-11
Gibraltar	HAS 12	207768	1	15-Feb-11
Gibraltar	HAS 13	207769	1	15-Feb-11
Gibraltar	HAS 14	207770	1	15-Feb-11
Gibraltar	HAS 15	207771	1	15-Feb-11
Gibraltar	HAS 16	207772	1	15-Feb-11
Gibraltar	HAS 17	207773	1	15-Feb-11
Gibraltar	HAS 18	207774	1	15-Feb-11
Gibraltar	HAS 19	207775	1	15-Feb-11

Gibraltar Mine - Leases and Claims				27-Jul-04
Mineral Claims and Leases located in Cariboo Mining Division, British

OWNER	CLAIM NAME	TENURE	UNITS	EXPIRY DATE

Gibraltar	HAS 20	207776	1	15-Feb-11
Gibraltar	VE 21	207777	1	15-Feb-11
Gibraltar	VE 22	207778	1	15-Feb-11
Gibraltar	VAL #37	207779	1	15-Feb-11
Gibraltar	VAL #39	207780	1	15-Feb-11
Gibraltar	VAL #41	207781	1	15-Feb-11
Gibraltar	VAL #43	207782	1	15-Feb-11
Gibraltar	VAL #45	207783	1	15-Feb-11
Gibraltar	VAL #47	207784	1	15-Feb-11
Gibraltar	VAL #49	207785	1	15-Feb-11
Gibraltar	STU #1 FR.	207786	1	15-Feb-11
Gibraltar	STU #2 FR.	207787	1	15-Feb-11
Gibraltar	STU #3 FR.	207788	1	15-Feb-11
Gibraltar	STU #4 FR.	207789	1	15-Feb-11
Gibraltar	STU #5 FR.	207790	1	15-Feb-11
Gibraltar	STU #6 FR.	207792	1	15-Feb-11
Gibraltar	VAL #35	207793	1	15-Feb-11
Gibraltar	VAL #36	207794	1	15-Feb-11
Gibraltar	VAL #38	207795	1	15-Feb-11
Gibraltar	VAL #40	207796	1	15-Feb-11
Gibraltar	VAL #42	207797	1	15-Feb-11
Gibraltar	VAL #44	207798	1	15-Feb-11
Gibraltar	VAL #46	207799	1	15-Feb-11
Gibraltar	VAL #48	207800	1	15-Feb-11
Gibraltar	VAL #50	207801	1	15-Feb-11
Gibraltar	IT 3	207844	1	15-Feb-11
Gibraltar	GIB #18 FR.	207852	1	15-Feb-11
Gibraltar	GIB #19 FR.	207853	1	15-Feb-11
Gibraltar	GIB 20 FR.	207854	1	15-Feb-11
Gibraltar	SAP #5 FR.	207855	1	15-Feb-11
Gibraltar	G.J. 20	207871	1	15-Feb-11
Gibraltar	EV #3	207872	1	15-Feb-11
Gibraltar	BUD #2	207873	1	15-Feb-11
Gibraltar	EV #2	207874	1	15-Feb-11
Gibraltar	EV #1	207875	1	15-Feb-11
Gibraltar	BUD #3	207876	1	15-Feb-11
Gibraltar	FI #2	207877	1	15-Feb-11
Gibraltar	FI #4 FR	207878	1	15-Feb-11
Gibraltar	FLO #1	207879	1	15-Feb-11
Gibraltar	HA #5	207880	1	15-Feb-11
Gibraltar	HA #6	207881	1	15-Feb-11
Gibraltar	VAL #23	207882	1	15-Feb-11
Gibraltar	VAL #24	207883	1	15-Feb-11
Gibraltar	BUD #4	207884	1	15-Feb-11
Gibraltar	VAL #26	207885	1	15-Feb-11

Gibraltar	VAL #25	207886	1	15-Feb-11
Gibraltar	BUD #1	207887	1	15-Feb-11
Gibraltar	EV #4	207888	1	15-Feb-11
Gibraltar	GUY 2	320893	20	15-Feb-11
Gibraltar	GUY 3	358114	4	15-Feb-11
Gibraltar	TM1	372057	1	15-Feb-11
Gibraltar	TM2	372058	1	15-Feb-11
Gibraltar	TM3	372059	1	15-Feb-11
Gibraltar	TM4	372060	1	15-Feb-11

Gibraltar Mine - Leases and Claims				27-Jul-04
Mineral Claims and Leases located in Cariboo Mining Division, British

OWNER	CLAIM NAME	TENURE	UNITS	EXPIRY DATE

Gibraltar	TM5	372061	1	15-Feb-11
Gibraltar	TM6	372062	1	15-Feb-11
Gibraltar	TM7	372063	1	15-Feb-11
Gibraltar	TM8	372064	1	15-Feb-11
Gibraltar	HD1	374757	1	15-Feb-11
Gibraltar	HD2	374758	1	15-Feb-11
Gibraltar	HD3	374759	1	15-Feb-11
Gibraltar	HD4	374760	1	15-Feb-11
Gibraltar	HD5	374761	1	15-Feb-11
Gibraltar	HD6	374762	1	15-Feb-11
Gibraltar	HD 10	375871	1	15-Feb-11
Gibraltar	HD 11	375872	1	15-Feb-11
Gibraltar	HD 12	375873	1	15-Feb-11
Gibraltar	HD 13	375874	1	15-Feb-11
Gibraltar	HD 14	375875	1	15-Feb-11
Gibraltar	HD 15	375876	1	15-Feb-11
Gibraltar	HD 7	376489	1	15-Feb-11
Gibraltar	HD 8	376490	1	15-Feb-11
Gibraltar	HD 9	376491	1	15-Feb-11
	Number of Mineral titles held: 251 (comprising 520 units).			Page 6 of 6

Schedule J

PERMITTED ENCUMBRANCES

To the Royalty Agreement
Executed September 29, 2004, effective June 15, 2004 among
Gibraltor Mines Ltd., Red Mile Resources Fund Limited Partnership
and Red Mile Resources No. 2 Limited Partnership

Security Agreement dated July 21, 1999 between Gibraltar Mines Ltd. (the Debtor) and Her Majesty the Queen in Right of the Province of British Columbia as represented by the Minister of Energy and Mines and Minister Responsible for Northern Development (the Secured Party); as amended by that Amending Agreement dated June 25, 2002.

Security in favour of Ledcor Mining Ltd. (“Ledcor”) constituting a charge on certain mobile mine equipment with a minimum appraised fair market value of $5.8 million, pursuant to that joint venture agreement between Ledcor Mining Ltd., Ledcor CMI Ltd. and the Company and Taseko Mines Limited (the “Ledcor Agreement”). Further, a first priority security interest in favour of Ledcor on the bank account to be established pursuant to the Ledcor Agreement into which the Company is to deposit all revenue from the sale of ore, minerals and concentrate produced from the Mineral Tenures and all Mines situated on the Mineral Tenures. [

The $0.01/pound royalty to be paid to Procorp Services Limited Partnership (“Procorp”) on copper sold by Taseko Mines Limited (“Taseko”) pursuant to the services agreement among Gibraltar Mines Ltd., Taseko and Procorp dated October 31, 2000.

Schedule K

VALMIN GUIDELINES OF CIM

To the Royalty Agreement
Executed September 29, 2004, effective June 15, 2004 among
Gibraltor Mines Ltd., Red Mile Resources Fund Limited Partnership
and Red Mile Resources No. 2 Limited Partnership

Schedule L

DEFINITION OF NET PROFITS AND CALCULATION OF NPI

To the Royalty Agreement
Executed September 29, 2004, effective June 15, 2004 among
Gibraltor Mines Ltd., Red Mile Resources Fund Limited Partnership
and Red Mile Resources No. 2 Limited Partnership (the“Royalty Agreement”)

NET PROFITS INTEREST

1.	RLP shall be entitled to receive the following Net Profits:

(a)
Two percent (2%) of Net Profits where the spot price of copper announced on the London Mutual Exchange (the “LME”) averaged during the applicable Royalty Period is equal to or greater than US$2.50 but is less than US$2.75;

	(b)	Three percent (3%) of Net Profits where the spot price of copper announced on the LME averaged during the applicable Royalty Period is equal to or greater than US$2.75 but is less than US$3.00; and

	(c)	Four percent (4%) of Net Profits where the spot price of copper announced on the LME averaged during the applicable Royalty Period is equal to or greater than US$3.00;

provided, however that the US dollar amounts set out above, which are based upon an exchange rate of US$0.75 for CDN$1.00, shall be adjusted from time to time by the variation of such rate, and provided further that in no event shall RLP be entitled to receive any Net Profits during any Royalty Period until such time as Resource Company has reached the Break Point as measured at the end of each fiscal year of Resource Company that occurs during the applicable Royalty Period.

2.
Unless otherwise defined, all capitalized terms used in this Schedule shall have the same meanings attributed to them in the Agreement, and the following words, phrases and expressions shall have the following meanings and the provisions of this Appendix are subject to the provisions of the Agreement :

	(a)	“Aggregate Revenues” means all Revenues generated by Resource Company after the Commencement of Commercial Production.

	(b)	“Aggregate Operating Costs” means all Operating Costs incurred by Resource Company after the Commencement of Commercial Production.

	(c)	“Break Point” means the point in time at which the Aggregate Revenues are equal to or greater than the following aggregate expenses:

	(i)	Pre-production Expenditures;

	(ii)	Post-production Capital Expenditures;

	(iii)	Aggregate Operating Costs; and

	(iv)	Reclamation Charges.

(d)	“Net Profits” means the amount, in any applicable Royalty Period, by which Revenues exceed Operating Costs.

(e)
“Operating Costs” means, in respect of any Royalty Period, all costs of  commercial production categorized as "operating" costs by generally accepted  accounting practice incurred by Resource Company during that Royalty Period, including all offsite costs, including smelter, treatment and refining costs, trucking and rail transportation, port charges, storage, ocean freight and insurance, plus taxes, royalties and other levies including federal and provincial corporate income taxes, but not including any charges for depreciation, depletion or amortization. Operating Costs shall also include a reasonable charge for working capital, administration and management , but for greater certainty, shall not include Pre-production Expenditures, Post-production Capital Expenditures or Reclamation Charges.

(f)
“Post-production Capital Expenditures” means all expenditures made by Resource Company after the Commencement of Commercial Production to acquire or construct assets having a useful life of more than one year or on development or expansion of a Mine or any other mine developed by Resource Company or other production facilities the cost of which would be charged on a unit of production basis in accordance with generally accepted accounting principles.

(g)
“Pre-production Expenditures” means all money provided and spent by Resource Company on the Mineral Tenures from July 19, 1999, including, without limiting the generality of the foregoing, all money provided and spent by Resource Company exploring, developing and equipping the Mineral Tenures for production, completing feasibility reports, maintaining the Mineral Tenures in good standing, constructing all facilities necessary to commence commercial production on the Mineral Tenures, constructing or acquiring equipment, infrastructure or facilities on or off the Mineral Tenures but required for commercial production, and on making any other expenditures related to the achievement of Commercial Production, including capital expenditures.

(h)	“Reclamation Charges” means such portion of an amount to be established by estimating the cost of reclamation which will have to be spent after Commercial Production has terminated.

(i)	“Revenues”, in respect of any Royalty Period, means all revenues generated by, or behalf of, Resource Company for the sale of minerals or any Production during that Royalty Period.